As filed with the Securities and Exchange Commission on April 9, 2002
                              Registration No. 333-
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                          BIOMASSE INTERNATIONAL, INC.
               (Exact name of registrant as specified in charter)
Florida                                                   65-0909206
-------                                                   ----------
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                        4720, Boulevard Royal, Suite 103
                  Trois-Rivieres-Ouest, Quebec, Canada G9A 4N1
          (Address of principal executive offices, including zip code)
                       ----------------------------------
                            Consulting.Agreement with
                                   John DeLisa
                            (Full Title of the Plan)
                       ----------------------------------
                        4720, Boulevard Royal, Suite 103
                  Trois-Rivieres-Ouest, Quebec, Canada G9A 4N1
                                 (819) 374-0093
            (Name, Address and telephone number of Agent for Service)
                       ----------------------------------
                                    Copy to:
                             Irving Rothstein, Esq.
                          Heller, Horowitz & Feit, P.C.
                               292 Madison Avenue
                            New York, New York 10017

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                         CALCULATION OF REGISTRATION FEE


                                                             Proposed Maximum          Proposed Maximum
Title of Securities to be             Amount to be           offering Price per        Aggregate Price     Amount of Registration
Registered                            Registered             Share(1)                                      Fee (1)
--------------------------            -------------          -------------------       ----------------    -----------------------
Common Stock, $0.001 par value        325,000                $ 0.23                    $74,750               $6.88


  ----------------------------------------------------------------------------
         (1) Estimated solely for the purpose of calculating the registration fee. Proposed maximum price is estimated based upon the closing sale price of the Company's Common Stock within the last five days.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation Of Certain Documents By Reference

         The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 and Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2001.

         (b) The description of the Common Stock is herein incorporated by reference to the Company's Registration Statement on Form SB-2, initially filed on March 2, 2001.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of each such report or document.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

         The validity of the original issuance of the securities offered hereby will be passed upon for the Company by the law firm of Heller, Horowitz & Feit, P.C., New York, New York.

Item 6. Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law, as amended, authorizes the Company to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being a director or officer of the Company if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company's Certificate of Incorporation contains provisions relating to the indemnification of director and officers and the Company's By-Laws extends such indemnities to the full extent permitted by Delaware law.

         The Company may also purchase and maintain insurance for the benefit of any director or officer which may cover claims for which the Company could not indemnify such persons.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

         The  following   exhibits  are  filed  as  part  of  this  Registration
Statement:

         4.1 Consulting Agreement with John DeLisa.

         5. Opinion of Counsel.

         24.1 Consent of Counsel (included in Exhibit No. 5).

         24.2 Consent of Mark Cohen, CPA.

Item 9. Undertakings

         The undersigned small business issuer hereby undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or material information on the plan of distribution.

         (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of securities at that time to be the initial bona fide offering thereof.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Trois-Rivieres-Ouest and Province of Quebec on the 26th day of March 2002.

                                            BIOMASSE INTERNATIONAL, INC.


                                            By:/s/Benoit Dufresne
                                                  Benoit Dufresne
                                                  President

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated:

Name                      Title                             Date



/s/Benoit Dufresne
Benoit Dufresne           President and Director            March 26, 2002



/s/Jean Gagnon
Jean Gagnon               VP/Finance and Director           March 26, 2002



/s/Pierre H. Vincent
Pierre H. Vincent         Director                          March 26, 2002



_______________________
Maurice Robert            Director                          March 26, 2002




/s/Marcel Mongrain
Marcel Mongrain           Director                          March 26, 2002

                                 August 9, 2002

Board of Directors
4720, Boulevard Royal,
Suite 103
Trois-Rivieres-Ouest, Quebec,
Canada G9A 4N1

Gentlemen:

         As counsel for your Company, we have examined your certificate of incorporation, by-laws, and such other corporate records, documents and proceeding and such questions of law as we have deemed relevant for the purpose of this opinion.

         We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form S-8, covering the registration under the Securities Act of 1933, as amended, of 325,000 shares of the Company's Common Stock which are to be issued to a consultant of the Company (the "Consulting Stock").

         On the basis of such examination, we are of the opinion that:

         i. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Florida, with corporate power to conduct its business.

         ii. The Company has an authorized capitalization of 60,000,000 Shares of Common Stock.

         iii. The Consulting Stock have been duly and validly authorized and when issued will represent fully paid and non-assessable shares of the Company's Common Stock.


         We hereby consent to the use of our name in the Registration Statement under the caption "Legal Opinions" and we also consent to the filing of this opinion as an exhibit thereto.

                                         Very truly yours,

                                         /s/ HELLER, HOROWITZ & FEIT, P.C.

                                         HELLER, HOROWITZ & FEIT, P.C.
HH&F/rs

                                                           Exhibit 24.2


                         CONSENT OF INDEPENDENT AUDITORS


         I consent to the use in this Registration Statement on Form S-8 of Biomasse International, Inc., of my report dated December 20, 2001 appearing in the 10-KSB which is incorporated by reference.



                                                      By:  /s/ Mark Cohen
                                                           --------------
                                                           Mark Cohen C.P.A.


Hollywood, Florida
04/09/02